SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 30, 2011

H. J. HEINZ COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 PPG Place, Suite 3100 Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip Code)

412-456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of shareholders was held on August 30, 2011 in Pittsburgh, Pennsylvania. The matters voted on and the results of the vote were as follows:

1.	Our shareholders re-elected the following directors to each serve until the next Annual Meeting of Shareholders or until a successor is elected or qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
William R. Johnson	202,425,003	10,506,811	696,343	51,164,238

Charles E. Bunch	199,635,426	13,468,917	523,814	51,164,238

Leonard S. Coleman, Jr.	175,930,378	37,145,924	551,855	51,164,238

John G. Drosdick	205,938,403	7,146,667	543,087	51,164,238

Edith E. Holiday	178,442,445	34,631,785	553,927	51,164,238

Candace Kendle	177,972,531	35,109,573	546,053	51,164,238

Dean R. O’Hare	201,548,525	11,523,989	555,643	51,164,238

Nelson Peltz	177,136,993	35,900,956	589,408	51,165,038

Dennis H. Reilley	173,425,898	39,597,225	605,034	51,164,238

Lynn C. Swann	177,657,195	35,365,077	605,885	51,164,238

Thomas J. Usher	173,197,632	39,867,116	563,409	51,164,238

Michael F. Weinstein	201,826,545	11,225,793	575,819	51,164,238

2.	Our shareholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for Fiscal Year 2012.

Number of Votes
For	Against	Abstain	Broker Non-Votes
260,244,055	3,786,994	761,346	0

3.	Our shareholders approved a non-binding resolution approving the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
199,769,349	11,598,925	2,216,310	51,207,811

4.	Our shareholders cast the highest number of votes in favor of holding future non-binding advisory votes on the compensation of the Company’s named executive officers (“say on pay votes”) on an annual basis.

Number of Votes
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
164,899,043	2,833,716	43,609,436	2,241,788	51,208,412

In accordance with our Board of Directors’ recommendation and the voting results on this advisory proposal, the Board of Directors has determined that the Company will hold future say on pay votes on an annual basis until (1) the next shareholder advisory vote on the frequency of future say on pay votes or (2) the Board otherwise determines that a different frequency for the say on pay votes is in the best interests of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H.J. HEINZ COMPANY

By:	/s/ Theodore N. Bobby
Theodore N. Bobby
Executive Vice President and
General Counsel

Dated: September 2, 2011